ESCROW AGREEMENT IN ACCORDANCE WITH RULE 419
                  UNDER THE SECURITIES ACT OF 1933

	ESCROW AGREEMENT dated as of _______________, 2001 (the "Agreement") by and between Smartbuildings.com, Inc., a Nevada corporation (the "Company") and World Trade Financial Corporation (the "Escrow Agent") (collectively the "Parties" and, individually, a "Party").

	The Company will sell in its public offering (the "Offering") up to 200,000 shares of common stock at $.50 per share. As more fully described in the Company's definitive Prospectus comprising part of the Company's Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, (the "Securities Act") (File No. 333-61232) (the "Prospectus").

The Escrow Agent is a broker or dealer registered under the Exchange Act maintaining net capital equal to or exceeding $25,000 (as calculated pursuant to Exchange Act Rule 15c3-1 [17 CFR 240.15c3-1]).

	The Company desires that the Escrow Agent accept all offering proceeds (the "Offering Proceeds") from the sale of the shares, as well as the share certificates representing the shares issued in connection with the Offering, in an escrow to be held and disbursed as provided herein and under Rule 419 ("Rule 419") under the Securities Act of 1933, as amended and, when registered in Colorado, 11-51-302(6) Colorado Revised Statutes and 51-3.4 Code of Colorado Regulations. A copy of Rule 419 and the Colorado Statute and Regulation is attached hereto and made a part hereof.

	NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth, the Parties agree as follows:

1.	Appointment of Escrow Agent.

	The Company hereby appoints the Escrow Agent to act in accordance with and subject to the terms of this Agreement; and the Escrow Agent hereby accepts such appointment and will act in accordance with and subject to such terms.

2.	Deposit of Offering Proceeds and Share Certificates.

	Subject to Rule 419, upon the Company's receipt and acceptance of a subscription and the Offering Proceeds therewith tendered in the form of checks, drafts, or money orders payable to the order of the escrow agent or trustee, the Company shall promptly deliver all such Offering Proceeds to the Escrow Agent together with a document stating the subscriber's name and address, the number of securities purchased, the amount paid therefore, all to be held in the Escrow Account. The Escrow Agent shall promptly deposit such Offering Proceeds into a separate bank account established for that purpose. Deposited proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the securities. The deposited Offering Proceeds shall be invested in an obligation that constitutes a "deposit" as that term is defined in Section (3)(1) of the Federal Deposit Insurance Act. All of the funds shall be deposited into the Escrow Account and there shall be no deduction of any amounts permitted to be released to the Company by Rule 419.

	The share certificates will be issued only at the time a post-effective amendment for an acquisition meeting the requirements of Rule 419 has been declared effective. The Company shall promptly deposit all securities issued thereby directly into the Escrow Account. The identity of the purchasers of the securities shall be included on the stock certificates and other documents evidencing such securities. Securities held in the Escrow Account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights with respect to securities held in their names. No transfer or other disposition of securities held in the Escrow Account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act and the rules thereunder.

3.	Disbursement of the Escrow Account.

	The Company is aware and understands that all proceeds deposited in the Escrow Account shall not become the property of the Company or any other entity, or be subject to the debts of the Company or any other entity. Except as expressly provided herein with respect to payments by the Escrow Agent to the Company, the Escrow Agent shall make or permit no disbursements from the Escrow Account. Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released.

	Upon receipt by the Escrow Agent of a signed representation from the Company given in a timely manner to the Escrow Agent, that (a) the requirements of Rule 419(e)(1) and (e)(2), have been met, and, (b) if applicable, the requirements of 11-51-302(6) C.R..S. have been met, including that the proceeds of the escrow may not be released to the Company until the lapse of more than nine (9) days after the receipt by the Commissioner of notice of the proposed release of funds from such escrow or upon authorization of the Commissioner of any earlier release, and consummation of an acquisition meeting the requirements of Rule 419(e)(2)(iii) has occurred, then, in such event, the Escrow Agent shall disburse the Offering Proceeds as follows: (A) Offering Proceeds attributable to Purchasers that approve the acquisition shall be released to the Company and the Shares issued to the Purchasers, (B) Offering Proceeds attributable to Purchasers that do not approve the acquisition shall be released to the Purchaser and the Shares returned to the Company. If funds held in the escrow or trust account are released to a purchaser of the securities, the Purchasers shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the Company, interest or dividends earned on such funds up to the date of release will be released to the Company.

	If an acquisition meeting the requirements of Rule 419(e)(1) has not occurred by a date within 18 months after the effective date of the initial Registration Statement, in compliance with Rule 419(e)(2)(iv), all funds held in the Escrow Account shall be returned to the Purchasers within five business days.

	In the event of removal or resignation of Escrow Agent, Company shall have Escrow Agent transfer the funds to another escrow agent in compliance with Rule 419(e)(1) and (e)(2) or tender the Offering Proceeds back to the Purchasers and any Shares back to the Company.

4.	Concerning the Escrow Agent.

	The Escrow Agent shall not be liable for any actions taken or omitted by it, or any action suffered by it to be taken or omitted by it, in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or person.

	The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper Party or Parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

	The Escrow Agent shall not be responsible for the sufficiency or accuracy, the form of, or the execution validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the person executing or delivering or purporting to execute or deliver any document or property paid or delivered by the Escrow Agent under the provisions hereof.

	The Escrow Agent shall not be liable for any loss which may be incurred by reason of any investment of any monies or properties which it holds hereunder. The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability for any action taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

	The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way directly or indirectly arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any such expense or loss. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof shall be made against the other Parties, notify such Parties in writing; but the failure by the Escrow Agent to give such notice shall not relieve any Party form any liability which such Party may have to the Escrow Agent hereunder. Upon the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Account or it may deposit the Escrow Account with the clerk of any appropriate court or it may retain the Escrow Account pending receipt of a final, non-appealable order of a court having jurisdiction over all of the Parties directing to whom and under what circumstances the Escrow Account is to be disbursed and delivered.

	The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder.

	From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

	The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by its giving the Company at least thirty
(30) days' prior written notice thereof. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new escrow agent is so appointed in the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Account with any court it deems appropriate.

	The Escrow Agent shall resign and be discharged form its duties as Escrow Agent hereunder if so requested in writing at any time by the Company, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided above. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability thereunder for its own gross negligence or its own willful misconduct.

5. Miscellaneous.

	This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of California.

	This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the Party to be charged.

	The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

	This Agreement shall be binding upon and inure to the benefit of the respective Parties and their legal representatives, successors and assigns.

	Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two (2) days after the date of mailing. The Parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

IN WITNESS WHEREOF. the Company, and the Escrow Agent have executed this Agreement on the day and year first above-written.

SMARTBUILDINGS.COM, INC.

By: _____________________________
Robert C. Weaver, Jr., President

WORLD TRADE FINANCIAL CORPORATION

By:_____________________________
Rodney P. Michaels, President




Offerings by Blank Check Companies - Rule 419

	(a)	Scope of the Rule and Definitions.
		(1)	The provisions of this section shall apply to every
registration statement filed under the Act relating to an offering by a blank check company.
		(2)	For purposes of this Section, the term "blank check company"
shall mean a company that:
			(i)	is a development stage company that has no specific
business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and
			(ii)	is issuing "penny stock," as defined in Rule 3a51-1
[17 CFR 240.3a51-1] under the Securities Exchange Act of 1934 ("Exchange
Act").
		(3)	For purposes of this section, the term "purchaser" shall
mean any person acquiring securities directly or indirectly in the offering, for cash or otherwise, including promoters or others receiving securities as compensation in connection with the offering.
	(b)	Deposit of Securities and Proceeds in Escrow or Trust Account.
		(1)	General.
			(i)	Except as otherwise provided in this section or
prohibited by other applicable law, all securities issued in connection with an offering by a blank check company and the gross proceeds from the offering shall be deposited promptly into:
				(A)	an escrow account maintained by an "insured
depository institution," as that term is defined in Section 3(c)(2) of the
Federal Deposit Insurance Act [12 U.S.C. 1813(c)(2) (1991)]; or
				(B)	a separate bank account established by a broker
or dealer registered under the Exchange Act maintaining net capital equal to or exceeding $25,000 (as calculated pursuant to Exchange Act Rule 15c3-1 [17
CFR 240.15c3-1]), in which the broker or dealer acts as trustee for persons having the beneficial interests in the account.
			(ii)	If funds and securities are deposited into an escrow
account maintained by an insured depository institution, the deposit account records of the insured depository institution must provide that funds in the escrow account are held for the benefit of the purchasers named and identified in accordance with section 330.1 of the regulations of the Federal Deposit
Insurance Corporation [12 CFR 330.1], and the records of the escrow agent, maintained in good faith and in the regular course of business, must show the name and interest of each party to the account. If funds and securities are deposited in a separate bank account established by a broker or dealer acting as a trustee, the books and records of the broker-dealer must indicate the name, address, and interest of each person for whom the account is held.
		(2)	Deposit and Investment of Proceeds
			(i)	All offering proceeds, after deduction of cash paid
for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant pursuant to (b)(2)(vi) of this section, shall be deposited promptly into the escrow or trust account;
Provided, however, That no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.
			(ii)	Deposited proceeds shall be in the form of checks,
drafts, or money orders payable to the order of the escrow agent or trustee.
			(iii)	Deposited proceeds and interest or dividends thereon,
if any, shall be held for the sole benefit of the purchasers of the securities.
			(iv)	Deposited proceeds shall be invested in one of the
following:
				(A)	an obligation that constitutes a "deposit," as
that term is defined in section 3(l) of the Federal Deposit Insurance Act [12
U.S.C. 1813(l) (1991)];
				(B)	securities of any open-end investment company
registered under the Investment Company Act of 1940 [15 U.S.C. 80a-1 et seq.]
that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3), and (c)(4) of Rule 2a-7 [17 CFR 270.2a-7] under the
Investment Company Act; or
				(C)	securities that are direct obligations of, or
obligations guaranteed as to principal or interest by, the United States.
				Note to Rule 419(b)(2)(iv): Issuers are cautioned that
investments in government securities are inappropriate unless such securities can be readily sold or otherwise disposed of for cash at the time required without any dissipation of offering proceeds invested.
			(v)	Interest or dividends earned on the funds, if any,
shall be held in the escrow or trust account until the funds are released in accordance with the provisions of this section. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchasers shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.
			(vi)	The registrant may receive up to 10 percent of the
proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by paragraph (b)(2)(i) of this section, exclusive of interest or dividends, as those proceeds are deposited into the escrow or trust account.
		(3)	Deposit of Securities.
			(i)	All securities issued in connection with the offering,
whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities. See also 17 CFR 240.15g-8 regarding restrictions on sales of, or offers to sell, securities deposited in the escrow or trust account.
			(ii)	Securities held in the escrow or trust account are to
remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the escrow or trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended [26 U.S.C. 1 et seq.], or Title 1 of the Employee Retirement Income Security Act [29 U.S.C.
1001 et seq.], or the rules thereunder.
			(iii)	Warrants, convertible securities or other derivative
securities relating to securities held in the escrow or trust account may be exercised or converted in accordance with their terms; Provided, however, That securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the escrow or trust account.
		(4)	Escrow or Trust Agreement. A copy of the executed escrow or
trust agreement shall be filed as an exhibit to the registration statement and shall contain the provisions of paragraphs (b)(2), and (e)(3) of this section.
		(5)	Request for Supplemental Information. Upon request by the
Commission or the staff, the registrant shall furnish as supplemental information the names and addresses of persons for whom securities are held in the escrow or trust account.
		Note to Rule 419(b): With respect to a blank check offering
subject to both 419 and Exchange Act Rule 15c2-4 [17 CFR 240.15c2-4], the
requirements of Rule 15c2-4 are applicable only until the conditions of the offering governed by that Rule are met (e.g., reaching the minimum in a "part-
or-none" offering). When those conditions are satisfied, Rule 419 continues to govern the use of offering proceeds.
	(c)	Disclosure of Offering Terms. The initial registration statement shall disclose the specific terms of the offering, including, but not limited to:
		(1)	the terms and provisions of the escrow or trust agreement
and the effect thereof upon the registrant's right to receive funds and the effect of the escrow or trust agreement upon the purchaser's funds and securities required to be deposited into the escrow or trust account, including, if applicable, any material risk of non-insurance of purchasers'
funds resulting from deposits in excess of the insured amounts; and
		(2)	the obligations of the registrant to provide, and the right
of the purchaser to receive, information regarding an acquisition, including the requirement that pursuant to this section, purchasers confirm in writing their investment in the registrant's securities as specified in paragraph (e)
of this section.
	(d)	Probable Acquisition Post-Effective Amendment Requirement. If,
during any period in which offers or sales are being made, a significant acquisition becomes probable, the registrant shall file promptly a post-
effective amendment disclosing the information specified by the applicable registration statement form and Industry Guides, including financial statements of the registrant and the company to be acquired as well as pro forma financial information required by the form and applicable rules and regulations. Where warrants, rights or other derivative securities issued in the initial offering are exercisable, there is a continuous offering of the underlying security.
	(e)	Release of Deposited and Funds Securities.
		(1)	Post-Effective Amendment for Acquisition Agreement. Upon
execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the registrant and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the registrant shall file a post-effective amendment that:
			(i)	discloses the information specified by the applicable
registration statement form and Industry Guides, including financial statements of the registrant and the company acquired or to be acquired and pro forma financial information required by the form and applicable rules and regulations;
			(ii)	discloses the results of the initial offering,
including but not limited to:
				(A)	the gross offering proceeds received to date,
specifying the amounts paid for underwriter commissions, underwriting expenses and dealer allowances, amounts disbursed to the registrant, and amounts remaining in the escrow or trust account; and
				(B)	the specific amount, use and application of
funds disbursed to the registrant to date, including, but not limited to, the amounts paid to officers, directors, promoters, controlling shareholders or affiliates, either directly or indirectly, specifying the amounts and purposes of such payments; and
			(iii)	discloses the terms of the offering as described
pursuant to paragraph (e)(2) of this section.
		(2)	Terms of the Offering. The terms of the offering must
provide, and the registrant must satisfy, the following conditions:
			(i)	within five business days after the effective date of
the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;
			(ii)	each purchaser shall have no fewer than 20 business
days and no more than 45 business days from the effective date of the post-
effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interests or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;
			(iii)	the acquisition(s) meeting the criteria set forth in
paragraph (e)(1) of this section will be consummated if a sufficient number of purchasers confirm their investments; and
			(iv)	if a consummated acquisition(s) meeting the
requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business dates following that date.
		(3)	Conditions for Release of Deposited Securities and Funds.
Funds held in the escrow or trust account may be released to the registrant and securities may be delivered to the purchaser or other registered holder identified on the deposited securities only at the same time as or after:
			(i)	the escrow agent or trustee has received a signed
representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraphs (e)(1) and
(e)(2) of this section have been met; and
			(ii)	consummation of an acquisition(s) meeting the
requirements of paragraph (e)(2)(iii) of this section.
		(4)	Prospectus Supplement. If funds and securities are released
from the escrow or trust account to the registrant pursuant to this paragraph, the prospectus shall be supplemented to indicate the amount of funds and securities released and the date of the release.
		Notes to Rule 419(e) Note 1: With respect to a blank check
offering subject to both Rule 419 and Exchange Act Rule 10b-9 [17 CFR
240.10b9], the requirements of Rule 10b-9 are applicable only until the conditions of the offering governed by that Rule are met (e.g., reaching the minimum in a "part-or-none" offering). When those conditions are satisfied,
Rule 419 continues to govern the use of offering proceeds. Note 2: If the business(es) or assets are acquired for cash, the fair value shall be presumed to be equal to the cash paid. If all or part of the consideration paid consists of securities or other non-cash consideration, the fair value shall be determined by an accepted standard, such as bona fide sales of the assets or similar assets made within a reasonable time, forecasts of expected cash flows, independent appraisals, etc. Such valuation must be reasonable at the time made.
	(f)	Financial Statements. The registrant shall:
		(1)	Furnish to security holders audited financial statements for the first full fiscal year of operations following consummation of an acquisition pursuant to paragraph (e) of this section, together with the information required by Item 303(a) of Regulation S-K [17 CFR 229.303(a)], no
later than 90 days after the end of such fiscal year; and
		(2)	File the financial statements and additional information
with the Commission under cover of Form 8-K [17 CFR 249.308]; provided, however, that such financial statements and related information need not be filed separately if the registrant is filing reports pursuant to Section 13(a)
or 15(d) of the Exchange Act.




Colorado Revised Statutes
11-51-302 - General registration provisions
(6) (a) In the case of any offering registered under section 11-51-303 or 11-51-304 where less than seventy-five percent of the net proceeds from the sale of the registered securities are committed for use in one or more specific lines of business, eighty percent of the net proceeds received by the issuer shall be placed into escrow until:
   (I) The completion of a transaction or series of transactions whereby at least fifty percent of the gross proceeds received from the sale of registered securities (including any amounts actually received by the issuer upon exercise of registered warrants or rights to purchase or subscribe to another security) are committed for use in one or more specific lines of business; and
   (II) The lapse of no more than ten days after receipt by the securities commissioner of notice of the proposed release of funds from such escrow.
   (b) Such notice must contain the information and be in the form the securities commissioner by rule requires. If an escrow is released and warrants or rights which were once registered remain outstanding, then this subsection (6) shall apply separately to the proceeds from any subsequent exercise of such warrants or rights. Proceeds received from the exercise of such warrants or rights shall then be subject to release upon the conditions stated in this subsection (6), and this subsection (6) shall then each time apply separately with respect to proceeds from the exercise of warrants or rights which were once registered and still remain outstanding. The securities commissioner may, by rule or order, determine the conditions of any escrow required under this subsection (6), but the securities commissioner may not reject a depository solely because of its location in another state. Improper release by a depository of such escrow in violation of this subsection (6), is punishable pursuant to section 11-51-603 (2). The securities commissioner may, by rule or order, waive the requirements of this subsection (6), in whole or in part, with respect to any class of registrations or any specific registration if the securities commissioner finds that such waiver is in the public interest and that compliance with the requirements of this subsection
(6) is not necessary for the protection of investors.


Code of Colorado Regulations
 51-3.4 Escrow and Release of Funds under Section 11-51-302(6), C.R.S.
For the purposes of section 11-51-302(6), C.R.S.:
"Committed for use" means an identification of general or specific purposes for which specific portions of the net proceeds from the offering are intended in good faith to be used in the manner and within the time specified in the registration statement. Nothing contained herein shall preclude the issuer from making a good faith reallocation of anticipated expenditures of the net proceeds within the categories specified in the registration statement, or an allocation to new categories not reasonably anticipated at the date the registration statement was declared effective.
"Completion of a transaction or series of transactions" means the closing or other completion of substantially all of the material obligations, but for the actual conveyance of escrow funds, of all parties to one or more agreements between an issuer subject to the escrow requirements of section 11-51-302(6), C.R.S., and one or more other persons by which the issuer obtains interests in one or more specific lines of business.
"Improper release" means any release by a depository of escrowed funds without certification to the depository by the issuer that the requirements for such release under subsections 11-51-302(6)(a)(I) and (II), C.R.S., are satisfied, and where, in fact, such requirements are not satisfied at the time of the release, unless the depository is in receipt of a notification from the Securities Commissioner that the release prior to the expiration of the time period specified in section 11-51-302(6)(a)(II), C.R.S., is permissible.
"Net proceeds" means the gross proceeds less selling and organizational costs. "Selling and organizational costs" means all expenses incurred by the issuer within twelve (12) months prior to the date of effectiveness of the registration in Colorado and those reasonably anticipated to be incurred within six (6) months after the date in connection with:
the issuance and distribution of the securities to be registered in the offering, including, but not limited to, registration and filing fees, printing and engraving expenses, accounting and legal fees and expenses, "blue sky" fees and expenses, transfer and warrant agent fees, expenses of other experts, and underwriting discounts and commissions; and the organization of the issuer and the preparation of the organizational documents, including, but not limited to, filing fees, and legal, accounting, and tax planning fees and expenses, provided that said expenses are to be paid out of the proceeds of the offering.
"Specific line of business" means any commercial, industrial or investment activity which is generally recognized as a distinct economic undertaking or enterprise intended to generate a profit for the issuer. Although certain characteristics may commonly be used to assist in determining whether a specific line of business has been so identified, no single characteristic is determinative in all cases. The determination whether a specific line of business has been identified depends on the Securities Commissioner's review of the facts and circumstances of each case and the Commissioner's determination as to whether the management of the issuer has acted in good faith.
 To comply with the escrow requirements of section 11-51-302(6), C.R.S., an issuer, or one or more broker-dealers or sales representatives acting on behalf of such issuer, shall deliver at least eighty percent (80%) of the net proceeds received from the offering of securities to an unaffiliated depository to be held in accordance with section 11-51-302(6), C.R.S., until completion of a transaction or series of transactions in which at least fifty percent (50%) of the gross proceeds is committed to a specific line of business. If such transactions have not been completed within two (2) years from the date of effectiveness of the offering in Colorado, the funds shall be distributed to the then security holders of record of the securities sold pursuant to the registered offering (except warrants or other rights to subscribe to or purchase other securities) unless said security holders have approved by majority vote the renewal of the escrow not to exceed one year. The escrow agreement may be renewed in subsequent years by means of the same procedure. The Commissioner shall not be a party to an escrow agreement, but an executed or conformed copy of the escrow agreement shall be provided to the Commissioner.
In any instance where the escrow of the proceeds of sale of securities is required pursuant to section 11-51-302(6), C.R.S., the escrow shall be evidenced by a written agreement between the issuer (as depositor) and an unaffiliated depository, and other interested parties.

Each agreement for the establishment of an escrow shall include:
The date of the agreement;
The names and addresses of the issuer, the depository, and any other parties to the agreement;
The terms of the escrow, including a specific reference to section 11-51-302(6), C.R.S.;
The conditions under which the escrowed funds are to be released to the issuer or are to be distributed, and by whom and in what manner such distribution is to be effected;
Whether the escrowed funds will earn interest, and if so, a description of the manner in which interest accrued on the escrowed funds will be used or otherwise distributed; and
A statement that the proceeds of the escrow may not be released to the issuer until the lapse of more than nine (9) days after the receipt by the Commissioner of notice of the proposed release of funds from such escrow or upon authorization of the Commissioner of any earlier release.

The Commissioner may, in his sole discretion, authorize release of funds escrowed pursuant to section 11-51-302(6), C.R.S., prior to the lapse of nine
(9) days after receipt by the Commissioner of the notice provided in paragraph
C. below. In such cases, the Commissioner shall provide the issuer with such authorization in writing in a form that may be presented to the depository.
A notice of proposed release of funds from escrow under section 11-51-302(6), C.R.S., shall be filed with the Commissioner of Form ES. Proof of filing of the Form ES with the Commissioner may be established by a receipt or other writing upon which the Commissioner, by stamp or other writing, evidences that the Form ES was received.
The notice shall contain, at a minimum, the following information:
The gross amount of aggregate proceeds received from the sale of any and all of the securities registered in this offering:
Whether the offering has closed;
Whether any additional funds may be received by the issuer in exchange for securities issued in the offering;
Whether a transaction or series of transactions has been completed which commit(s) at least fifty percent (50%) of the gross amount of aggregate proceeds for use in one or more specific lines of business;
A description of each transaction, including the dates of each transaction, the parties to each transaction, the amount committed in each transaction, a description of how the proceeds are to be spent under the terms of each transaction, and the specific lines of business; and, Any additional information the Securities Commissioner may require as material to the Commissioner's determination.